EXHIBIT 23.1

SEALE AND BEERS, CPAs
Certified Public Accountants
PCAOB REGISTERED AUDITORS - www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Sadiya Transport, Inc., of our report dated May 6, 2015 on our audit of the financial statements of Sadiya Transport, Inc. as of March 31, 2015, and the related statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
May 6, 2015